                                                                    EXHIBIT 12.1

                        COLUMBIA HEALTHCARE CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

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
                                                                                        YEARS ENDED DECEMBER 31,
                                                                          -----------------------------------------------------
                                                                            1993       1992       1991       1990       1989
                                                                          ---------  ---------  ---------  ---------  ---------
Earnings:
  Income from continuing operations before minority interests and income
   taxes................................................................  $     329  $     339  $     569  $     529  $     472
  Fixed charges, exclusive of capitalized interest......................        156        144        136        137        161
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                          $     485  $     483  $     705  $     666  $     633
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------  ---------
Fixed charges:
  Interest charged to expense...........................................  $     129  $     117  $     111  $     119  $     147
  One-third of rent expense and amortization of deferred loan costs
   (a)..................................................................         27         27         25         18         14
                                                                          ---------  ---------  ---------  ---------  ---------
  Fixed charges, exclusive of capitalized interest......................        156        144        136        137        161
  Capitalized interest..................................................          6          8          7          4          3
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                          $     162  $     152  $     143  $     141  $     164
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges......................................       2.99       3.16       4.94       4.72       3.85
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------  ---------

- ------------------------
(a) One-third of rent expense is considered representative of the underlying interest.
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